Exhibit 23.8

165 South Union Boulevard, Suite 950 Lakewood, Colorado 80228-2226 303-986-6950 Fax 303-987-8907 www.pincock.com

CONSENT OF PINCOCK, ALLEN & HOLT

The undersigned, Pincock, Allen & Holt, hereby states as follows:

Our firm assisted with the “Yellow Pine Project, Idaho, USA, Technical Report,” the “CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho” and the “Technical Report for the Guadalupe de Los Reyes Gold-Silver Project, State of Sinaloa, Western Mexico” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in this Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “Form 10-K/A”).

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-136980 and 333-132975) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K/A.

Dated this 15th day of April 2009.

PINCOCK, ALLEN & HOLT

BARTON G. STONE, C.P.G.
Certified Professional Geologist